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CONSENT OF INDEPENDENT AUDITORS                                     EXHIBIT 23.1





        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-43841 and No. 33-27213) of our report dated August 27, 1996 with respect to the consolidated financial statements of Comprehensive Care Corporation and subsidiaries for the year ended May 31, 1996, included in the Annual Report (Form 10-K) for the year ended May 31, 1996.







                              /s/ Ernst & Young LLP
                              ------------------------------
                             ERNST & YOUNG LLP




Orange County, California
August 28, 1996